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                                                                    Exhibit 10.8

                SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND ANY SHARES ACQUIRED UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY
                                                              ---
STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE AT THE TIME OF SUCH OFFERING, SALE OR TRANSFER.


                    INFORMATION MANAGEMENT ASSOCIATES, INC.

              9% Senior Subordinated Convertible Promissory Note
                              Due April 30, 2000


US$5,000,000                                                 August 12, 1999
                                                              New York, New York


          Information Management Associates, Inc., a Connecticut corporation ("IMA"), hereby promises upon the terms and subject to the provisions of this 9%
  ---
Senior Subordinated Convertible Promissory Note (the "Note") to pay to the order
                                                      ----
of Wand Equity Portfolio II L.P. and Wand Affiliates Fund L.P. (collectively, "Holder", which term shall include any holder in due course or assignee of this
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Note or such other party as the Holder from time to time may designate in writing), the principal amount of Five Million Dollars (US$5,000,000), together with the accrued interest on the unpaid balance of said principal amount, in the amounts and in the manner set forth in this Note.

          This Note is issued pursuant to and is entitled to the benefits of that certain Senior Subordinated Promissory Note and Warrant Purchase Agreement dated as of the date hereof between IMA and the Holder (as such agreement may be amended, supplemented, modified, extended or restated from time to time, the "Purchase Agreement"). No provision of this Note or the Purchase Agreement
 ------------------
shall alter or impair the obligation of IMA, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rates, and in the currency herein prescribed.

          Definitions.  As used herein, the following terms shall have the
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following meanings:

          "Conversion Price" shall mean $1,000.00 per share of Preferred Stock.
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          "Default Rate" shall mean 11% per annum.
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          "Indebtedness" means, without duplication:  (i) all obligations for
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borrowed money or for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business consistent with past practice), (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments or securities, (iii) all indebtedness created or arising under any sale and leaseback arrangement, conditional sale or other title retention agreement with respect to property owned or acquired (whether or not the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all rental obligations under capital leases, (v) all obligations, contingent or otherwise, in respect of letters of credit, bankers acceptances or similar instruments, (vi) all obligations under interest rate swap agreements, interest rate cap or collar agreements or any other similar agreement or arrangement designed to provide protection against fluctuations in interest rates, (vii) all guarantees (direct or indirect) and all other contingent obligations in respect of, or obligations to purchase or otherwise acquire or to assure payment of, indebtedness of others and (viii) indebtedness of others secured by any lien upon property, whether or not assumed.

          "Maturity Date" shall mean April 30, 2000.
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          "Preferred Stock" has the meaning set forth in Section 5(a).
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          "Residual Amount" has the meaning set forth in Section 5(a).
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          "Senior Indebtedness" means all Indebtedness of IMA that, by its
           -------------------
terms, ranks senior in priority of payment to all other Indebtedness of IMA.

     1.   Payment of Interest.  Interest shall accrue on the unpaid principal
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amount of this Note from the date hereof at the rate of 9% per annum (the
"Interest Rate"), compounded quarterly, calculated on the basis of a 360-day
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year and the actual number of days the principal is outstanding.  Interest on the outstanding principal balance hereof shall be due and payable in arrears on October 31, 1999,

January 31, 1999 and April 30, 2000. If any payment to be made by IMA shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest with respect to such payment. Any overdue interest will accrue interest at the Default Rate, calculated on the basis of a 360-day year and the actual number of days any unpaid interest is outstanding. Any overdue interest, plus any accrued interest thereon, shall be payable on demand of Holder.

     2.   Payment of Principal upon Maturity.  Subject to the provisions of
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Sections 5, 6 and 7 hereof, IMA shall pay to Holder on the Maturity Date the entire principal amount of this Note plus any accrued interest.

     3.   Principal and Interest Payments.  All sums due to Holder in connection
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with this Note shall be calculated and payable in lawful currency of the United
States of America, in immediately available funds, at Holder's place of business at 630 Fifth Avenue, Suite 2435, New York, New York 10111 or at such other place as Holder might from time to time direct. All payments to be made by IMA shall be made without any deduction, setoff, counterclaim or withholding whatsoever and free and clear of any taxes.

     4.   Representations and Warranties.
          ------------------------------

          (a) Ranking.  IMA acknowledges and agrees that its obligations
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     hereunder constitute Senior Indebtedness ranking pari passu in priority of payment with all other Senior Indebtedness of IMA; provided, that Holder acknowledges that the obligations of IMA hereunder shall be subordinate to IMA's obligations to a bank or other financial institution in an amount not to exceed $8,000,000.

          (b) Solvency.  IMA is, and after giving effect to the indebtedness
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     evidenced hereby, will be solvent, with capital that is not unreasonably small in relation to its business or any contemplated or undertaken transaction, and has assets having a value both at fair valuation and a present fair saleable value greater than the amount that will be required to pay its probable liability on its existing debts as they become due.

     5.   Conversion.
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          (a) Automatic Conversion and Conversion Price.  Subject to the terms
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     and provisions of this Section 5, any principal outstanding and, at the option of the Holder, any accrued and unpaid interest payable under this Note that has not been paid on or prior to 5:00 p.m., Eastern Standard Time, on April 30, 2000 shall be automatically converted into fully paid and nonassessable shares of Series C Convertible Preferred Stock of IMA

     ("Preferred Stock") at the Conversion Price, subject to adjustment as set
      ----------------
     forth below. In no event, however, shall such conversion cause this Note to convert into a number of shares of voting stock of IMA that would represent more than 19.9% of the voting power of the issued and outstanding voting stock of IMA as of the Closing Date. For purposes of this calculation, the issued and outstanding voting stock of IMA as of the Closing Date shall exclude and voting stock issuable pursuant to options, warrants or convertible securities. In the event that conversion of the entire principal amount payable under this Note would result in the Holder owning in excess of 19.9% of the voting power of the issued and outstanding voting stock of IMA as of the Closing Date, the entire principal amount shall not be converted into Preferred Stock. Only the principal amount that would, when converted, result in the Holder owning exactly 19.9% of the voting power of issued and outstanding voting stock of IMA as of the Closing Date shall be converted into Preferred Stock subject to the terms of this Section 5. The remaining principal amount due and payable under this Note ("Residual Amount") shall be cancelled upon issuance of a new
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     Senior Subordinated Promissory Note with the Residual Amount as the principal amount, in the form attached hereto as Exhibit A (the
                                                      ---------
     "Replacement Note").
      ----------------

          (b) Deliveries Upon Conversion. Upon conversion, Holder shall
              --------------------------
     surrender the Note to IMA, and IMA shall simultaneously issue and deliver to Holder a certificate or certificates for the number of full shares of Preferred Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 5(c) and, if applicable, the Replacement Note.

          (c) Fractions of Shares. No fractional shares of Preferred Stock
              -------------------
     shall be issued upon conversion of the Note. Instead, IMA shall pay a cash adjustment (rounded to the nearest cent) in respect of such fraction in an amount equal to the same fraction of the Conversion Price.

          (d) Adjustment of Conversion Price. In the event that, subsequent to
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     the date hereof, the outstanding shares of the Common Stock shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or other similar transaction, the number of shares of Common Stock (on an as converted basis) otherwise deliverable to Holder in accordance with the terms of this Note shall be appropriately adjusted.

          (e) Notice of Adjustments of Conversion Price.  Whenever the
              -----------------------------------------
     Conversion Price is adjusted as herein provided, IMA shall compute the adjusted Conversion Price in accordance with Section 5(d) and shall deliver to Holder a certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based.

          (f) Reservation of Preferred Stock.  IMA shall cause to be reserved
              ------------------------------
     and kept available at all times a sufficient number of shares of Preferred Stock to satisfy the conversion requirements of the Note. IMA shall take all such action as may be necessary to insure that all shares of Preferred Stock issued upon conversion of the Note will be duly issued, fully paid and nonassessable.

          (g) Taxes on Conversions.  IMA will pay any and all transfer, stamp
              --------------------
     and other similar taxes that may be payable in respect of the issuance or delivery of shares of Preferred Stock upon conversion of the Note. IMA shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of shares of Preferred Stock in a name other than that of Holder, and no such issue or delivery shall be made unless and until the person requesting such issuance has paid to IMA the amount of any such tax, or has established to the satisfaction of IMA that such tax has been paid.

     6.   Prepayments.  IMA shall have the right to prepay the Note in whole,
          -----------
including all accrued interest, but not in part, at its option prior to the Maturity Date without penalty or premium. Interest shall accrue to and include the date on which payment is made.

     7.   Events of Default.
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          (a) Definition. The following shall be an "Event of Default" under
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     this Note:

               (i) IMA shall fail to make any payment of principal of or interest on this Note when the same shall become due and payable, whether on the Maturity Date or otherwise;

               (ii) IMA shall fail to perform or observe any other covenant or agreement (not specified in clause (i) above) to be performed by it hereunder or under the Purchase Agreement within fifteen days of the date written notice of such failure is given to IMA;

                     (iii) (A) IMA shall commence any case, proceeding or action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, (B) IMA shall make a general assignment for the benefit of its creditors, (C) there shall be commenced against IMA any case, proceeding or other action of a nature referred to in clause (A) above which shall not have been vacated or discharged within 90 days from the commencement thereof, or
          (D) a court shall enter a decree or order for relief in any involuntary case under Title 11 of the United States Code, as amended from time to time, or any applicable bankruptcy or similar law now or hereafter in effect, which decree or order is not stayed, vacated, discharged, or bonded pending appeal within 90 days from the entry thereof; or

                     (iv) IMA shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Indebtedness in the aggregate principal amount of $500,000 or more; or IMA shall default in the performance or observance of any obligation or condition with respect to any such Indebtedness or any other event shall occur or condition exist, if the effect of such default, event or condition is to accelerate the maturity of any such Indebtedness or to permit (without regard to any required notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such Indebtedness, or any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment.

          (b) Remedies.  If an Event of Default shall occur and be continuing,
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     then Holder may, upon written notice to IMA, declare all amounts owing under this Note to be immediately due and payable. If the Holder declares all amounts owing under this Note to be immediately due and payable, and such amounts due are not repaid within 20 business days from the date of the demand, Holder may, at its sole discretion, immediately convert the Note into Preferred Stock in accordance with Section 5 hereof. The Holder shall also have all other rights in respect of this Note following the occurrence and during the continuance of an Event of Default which are available pursuant to applicable law or in equity.

     8.   No Presentment.  IMA, for itself and any guarantors hereof, and their
          --------------
successors and assigns, waives diligence, presentment, demand, protest and notice thereof or of dishonor or nonpayment of this Note and all other notice or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, and waives any right to be released by reason of any failure to act to enforce the provisions of the Note, extension of time or change in the terms of payment.

     9.   Severability.  In case any provision of this Note shall be invalid,
          ------------
illegal or unenforceable, such provision shall be severable from the rest of this Note and the validity, legality and enforceability of the remaining provisions shall not, in any way be affected or impaired thereby.

     10.  Cancellation.  After all unpaid principal and interest owed on this
          ------------
Note has been paid in full or the Note has been converted at the Maturity Date, this Note shall be surrendered to IMA for cancellation and shall not be reissued.

     11.  Transfer Restrictions.  This Note or the obligations represented
          ---------------------
hereby shall not be transferable by IMA without Holder's prior written consent.

     12.  Governing Law.  THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED
          -------------
IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     13.  Submission to Jurisdiction.  ANY LEGAL ACTION OR PROCEEDING WITH
          --------------------------
RESPECT TO THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS NOTE, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. EACH PARTY HERETO HEREBY IRREVOCABLY

CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO SUCH PARTY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 14. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER
                           ----- --- ----------
HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

     14.  Notices.  All notices, requests, consents and other communications
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hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

          (a) if to the IMA, at Information Management Associates, One Corporate Drive, Suite #414, Shelton, Connecticut 06484, Attention: President, with a copy to Thomas L. Fairfield, Esq., LeBoeuf, Lamb, Greene & MacRae, L.L.P., 225 Asylum Street, Hartford, Connecticut 06103; and

          (b) if to the Holder, at Wand Partners, Inc., 630 Fifth Avenue, Suite 2435, New York, New York 10110, with a copy to Marcia Nirenstein, Esq., Skadden, Arps, Slate, Meagher & Flom, LLP, 1440 New York Avenue, N.W., Washington, D.C. 20005.

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

     15.  Collection of Fees and Expenses.  IMA hereby agrees to pay all costs
          -------------------------------
and expenses, including reasonable attorneys' fees, in connection with the enforcement or collection of this Note.

     16.  Lost Documents.  Upon receipt by IMA of evidence satisfactory to it of
          --------------
the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in case of loss, theft or destruction) an indemnity satisfactory to it, and upon reimbursement to IMA of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in liue of such Note a new Note of like tenor an unpaid principal amount and dated as of the original date of the Note.

     17.  Benefit.  This Note shall be binding upon and inure to the benefit of
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the parties hereto and their legal representatives, successors and assigns.

     18.  Usury Savings Clause.  Anything herein to the contrary
          --------------------
notwithstanding, if during the period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Note, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate (as defined below), the Company shall not be obligated to pay, and the Holder shall not be entitled to charge, collect, reserve or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate. As used herein, "Highest Lawful Rate" means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by the Holder in connection with this Note under applicable law.

     19.  Descriptive Headings.  The descriptive headings of this Note are
          --------------------
inserted for convenience only and do not constitute a part of this Note.

          IN WITNESS WHEREOF, IMA has executed and delivered this Note on the date first written above.

                                                    INFORMATION MANAGEMENT
     ASSOCIATES, INC.



                                                    By:
                                                        Name:
                                                        Title: